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                                                     As of May 1, 1997

Chatwins Group, Inc.
300 Weyman Plaza
Suite 340
Pittsburgh, Pennsylvania 15236

             Re:  Amendment No. 7 to Loan and Security Agreement

Gentlemen:

     Reference is made to the Loan and Security Agreement, dated March 4, 1994 (the "Loan Agreement"), by and between Congress Financial Corporation ("Lender") and Chatwins Group, Inc. ("Borrower"), as amended by Amendment
No. 1 to Loan and Security Agreement, dated June 20, 1995, between Lender and Borrower, Amendment No. 2 to Loan and Security Agreement, dated September 14, 1995, between Lender and Borrower, Amendment No. 3 to Loan and Security Agreement, dated October 18, 1995, between Lender and Borrower, Amendment
No. 4 to Loan and Security Agreement, dated as of December 29, 1995, between Lender and Borrower, Amendment No. 5 to Loan and Security Agreement, dated May 1, 1996, between Lender and Borrower, and Amendment No. 6 to Loan and Security Agreement, dated November 1, 1996, together with all other agreements, documents, supplements and instruments now or at any time hereafter executed and/or delivered by Borrower or any other person, with to or in favor of Lender in connection therewith (all of the foregoing, together with this Amendment and the agreements and instruments delivered hereunder, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the "Financing Agreements"). All capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

     Borrower has requested that Lender establish the Maximum Credit in the amount of $28,000,000 and increase the amount of the sublimit to $8,000,000 with respect to Advances under the Availability A Component against the Value of Eligible Inventory consisting of finished goods and raw materials and the Value of Eligible Work-in-Process. Lender is willing to so establish the Maximum Credit and to so increase the Availability A Component sublimit in respect of Eligible Inventory consisting of finished goods and raw materials and Eligible Work-in-Process to the extent set forth herein and subject to the terms and conditions set forth herein.

          1. Amendment to Definition. Section 1.40 of the Loan Agreement is hereby deleted in its entirety and replaced with the following, effective as of the date hereof:

               "1.40   "Maximum Credit" shall mean the amount of
                $28,000,000."


          2.   Sublimit on Inventory regarding Availability A Component.
Section 2.2(a)(ii)(B) of the Loan Agreement is hereby amended, effective as of the date hereof, by deleting the amount "$7,000,000" and substituting the amount "$8,000,000" in its place.

          3. Amendment Fee. In addition to all other fees, charges, interest and expenses payable by Borrower to Lender under the Financing Agreements, Borrower shall pay to Lender a fee for entering into this
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Amendment in the amount of $25,000, which amount is fully earned and payable as of the date hereof and may be charged directly to Borrower's loan account maintained by Lender in respect of the Availability A Component.

          4. Additional Representations, Warranties and Covenants. Borrower represents, warrants and covenants with and to Lender as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, and the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of any and all Advances by Lender to Borrower:

               (a) No Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred as of the date of this Amendment (after giving effect to the amendments made pursuant to this Amendment).

               (b) This Amendment and each other agreement or instrument to be executed and delivered by Borrower hereunder has been duly executed and delivered by Borrower and is in full force and effect as of the date hereof, and the agreements and obligations of Borrower contained herein and therein constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms.

          5. Conditions to Effectiveness of Amendment. The effectiveness of the amendments and waivers pursuant to this Amendment shall be subject to the satisfaction of each of the following conditions precedent:

               (a) Lender shall have received an executed original or executed original counterparts of this Amendment (as the case may be) duly authorized, executed and delivered by the respective party or parties hereto;

               (b) Lender shall have received, in form and substance satisfactory to Lender, a Fourth Amended and Restated Availability A Promissory Note by Borrower payable to the order of Lender in the original principal amount of up to $28,000,000, duly authorized, executed and delivered by Borrower;

               (c) All requisite corporate action and proceedings in connection with this Amendment and the documents and agreements to be delivered hereunder shall be in form and substance satisfactory to Lender, and Lender shall have received all information and copies of all documents, including, without limitation, records of requisite corporate action and proceedings which Lender may have reasonably requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities; and

               (d) no Event of Default shall exist or have occurred and no event or condition shall have occurred or exist which with notice or passage of time or both would constitute an Event of Default.

          6. Effect of this Amendment. This Amendment and the instruments and agreements delivered pursuant hereto constitute the entire agreement of the parties with respect to the subject matter hereof and thereof, and supersede all prior oral or written communications, memoranda, proposals, negotiations, discussions, term sheets and commitments with respect to the subject matter hereof and thereof. Except as expressly amended pursuant
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hereto, no other changes or modifications to the Financing Agreements or any waivers of or consents under any provisions thereof are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control. The Loan Agreement, as heretofore amended, and this Amendment shall be read and construed as one agreement.

          7. Further Assurances. Borrower shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Lender to effectuate the provisions and purposes of this Amendment.

          8. Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of New York (without giving effect to principles of conflicts of laws).

          9. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

          10. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

     Please sign in the space provided below and return a counterpart of this Amendment, whereupon this Amendment, as so agreed to and accepted, shall become a binding agreement between Borrower and Lender.

                                            Very truly yours,

                                            CONGRESS FINANCIAL CORPORATION

                                            By: ___________________________

                                            Title: ________________________

AGREED TO AND ACCEPTED:

CHATWINS GROUP, INC.

By: _________________________

Title: ______________________

CONSENTED TO:

_____________________________
CHARLES E. BRADLEY, SR.